EXHIBIT 23.3


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[LOGO] FINPRO                           20 Church Street - P.O. Box 323
                                          Liberty Corner, NJ 07938-0323
                                  (908) 604-9336 - (908) 604-5951 (FAX)
                                 finpro@finpronj.com - www.finpronj.com
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September 1, 2000

Board of Directors
FloridaFirst Bancorp, Inc.
205 East Orange St.
Lakeland, Florida 33801

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form S-1 Registration Statement and Amendments thereto of FloridaFirst Bancorp, Inc. so filed with the Securities and Exchange Commission, the Form AC Application for Conversion and the prospectus included therein filed by FloridaFirst Bancorp MHC and any amendments thereto, for the Valuation Appraisal Report ("Report") regarding the valuation of FloridaFirst Bancorp, Inc. provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the Form S-1 and Form AC referred to below. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the prospectus included in the Form S-1, and any amendments thereto.


                              Very Truly Yours,



                              /s/FinPro, Inc.
                              FinPro, Inc.

Liberty Corner, New Jersey